Exhibit 10.3
THE SECURITIES REPRESENTED BY THIS UNSECURED CONVERTIBLE PROMISSORY NOTE AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.
ACCELSIUS HOLDINGS LLC
Unsecured Convertible Promissory Note

[●], 2025 (the “Effective Date”)	Principal Amount: up to $3,000,000
In exchange for the principal sum of up to three million dollars ($3,000,000) (the “Maximum Principal Amount” and such principal sum outstanding at any time hereunder, the “Principal Amount”) to be loaned to Accelsius Holdings LLC, a Delaware limited liability company (the “Borrower”), by Josh Claman, an individual (the “Lender”), the Borrower hereby promises to pay to the Lender the Principal Amount, together with accrued interest thereon pursuant to the terms and conditions set forth in this note (this “Note”).
1.    Issuances and Interest. The Lender will loan the Borrower the principal sum of up to the Maximum Principal in three (3) equal one million dollars ($1,000,000) draws (each, a “draw”) with the first draw payable on or before the Effective Date and each successive draw being paid by the Lender to the Borrower within five (5) business days after the Borrower delivers written notice to the Lender at the email address set forth below the Lender’s signature hereto; provided, however, that the Lender, in their sole discretion, may decline to fund any draw by the Borrower occurring after the Effective Date. From and after the Effective Date, interest shall accrue on the outstanding Principal Amount at the rate of fifteen percent (15.00%) per annum. Such interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.
2.    Maturity Date. Subject to Section 5 below, the Borrower shall repay the outstanding Principal Amount of this Note and accrued but unpaid interest thereon on December 31, 2025 (the “Maturity Date”).
3.    Third Party Rights. Notwithstanding anything herein to the contrary, subject to Section 3(k), the Lender and the Borrower agree as follows:
(a)    The indebtedness evidenced by this Note is hereby expressly subordinated in right of payment to the prior payment in full in cash of all of (i) the indebtedness (“WTI Indebtedness”) of Innventure, Inc. (“Innventure Parent”) and Innventure

LLC (“Innventure LLC,” together with Innventure Parent, “Innventure”) owed to WTI Fund X, Inc. and WTI Fund XI, Inc. (collectively, “WTI”) as the same may be amended, restated, supplemented or modified from time to time and (ii) the indebtedness (the “Yorkville Indebtedness” and, together with the WTI Indebtedness, the “Senior Indebtedness”) of Innventure Parent owed to YA II PN, Ltd. (“Yorkville”) pursuant to convertible debentures issued under the Securities Purchase Agreement, dated as of March 25, 2025 (the “SPA”); provided, however, that in each case it is understood that no agreements under this Section 3 creates any borrower obligations of the Borrower or the Lender under the Senior Indebtedness.
(b)    Subject to Section 3(k), the Lender will not demand or receive from the Borrower (and the Borrower will not pay to the Lender) all or any part of the indebtedness evidenced by this Note, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will the Lender commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Borrower related to this Note, for so long as any portion of the Senior Indebtedness remains outstanding or so long as either WTI or Yorkville is committed or otherwise obligated to extend credit to Innventure (excluding any conversion of the indebtedness evidenced by this Note into capital stock of the Borrower); provided, however, that nothing in this Section 3 will prevent the Lender from exercising its rights under Section 5 with respect to conversion of this Note.
(c)    No amendment of the documents evidencing or relating to this Note shall directly or indirectly modify the provisions of this Section 3 in any manner which might terminate or impair the subordination of the indebtedness evidenced by this Note or grant any lien or security interest in the Borrower’s property in favor of the Lender. By way of example, such documents evidencing or relating to this Note shall not be amended to (i) increase the rate of interest with respect to this Note, (ii) accelerate the payment of the principal or interest or any other portion of this Note.
(d)    This Section 3 shall remain effective only for so long as Innventure owes any amounts in respect of the Senior Indebtedness or so long as either WTI or Yorkville (under the SPA only) is committed or otherwise obligated to extend credit to the Borrower, and shall thereafter be of no force or effect.
(e)    The provisions of this Section 3 shall bind any successors or assignees of the Lender and shall benefit any successors or assigns of each of WTI and Yorkville.
(f)    This Section 3 is solely for the benefit of the Lender, WTI and Yorkville and not for the benefit of the Borrower or any other party.
(g)    The provisions of this Section 3 may not be amended without the prior written consent of each of WTI and Yorkville.

(h)    Each of WTI and Yorkville is an intended third-party beneficiary of this Section 3.
(i)    In the event of any inconsistency or conflict between the provisions of this Note (or any other document executed or delivered in connection with this Note) and the provisions of this Section 3 with respect to the subject matter of this Section 3, this Section 3 shall prevail.
(j)    Any failure to pay any amount due under this Note as a result of the terms of this Section 3 shall not constitute an event of default under this Note.
(k)    Notwithstanding anything to the contrary in this Section 3, the Borrower may pay the Lender the indebtedness evidenced by this Note after Borrower has received proceeds from the offer and sale of the Borrower’s equity securities (excluding proceeds from the conversion of indebtedness) in a single transaction or series of related transactions that result in the Borrower having at least $20,000,000 of net proceeds on a pro forma basis after the Borrower has paid the Lender all amounts due under this Note; provided that no default has occurred and is continuing with respect to the Senior Indebtedness.
4.    Prepayment. The Borrower shall have the right at any time and from time to time to prepay this Note in whole or in part without premium or penalty prior to the Maturity Date, subject to Section 3 hereof.
5.    Conversion Right.
(a)    Conversion Amount. The Lender shall have the right to elect to receive equity in the Borrower in lieu of receipt of cash repayment of all amounts due under this Note at the time of conversion, including the Loan Fee (the “Payment Amount”). Such Payment Amount shall be convertible in whole into, (a) upon the occurrence of the first future preferred equity round of the Borrower in which the Borrower receives at least $5,000,000 in gross cash proceeds from unaffiliated investors (the “Next Funding Round”), preferred units (“Next Funding Round Units”) of the Borrower at a price per unit equal to 80% of the price per unit such Next Funding Round Units were sold in the Next Funding Round, and (b) if no such Next Funding Round occurs prior to the Maturity Date, common units (“Common Units,” and such Next Funding Round Units or Common Units issuable upon Conversion, “Conversion Units”) of the Borrower at a price per Common Unit as determined by an independent valuation firm engaged by the Borrower that is reasonably acceptable to the Investor (each a “Conversion”).
(b)    Conversion Notice. To effectuate a Conversion, the Lender shall provide the Borrower with (i) a written notice at the email address set forth below the Borrower’s signature hereto of (1) his election to exercise his right to receive Conversion Units in lieu of cash pursuant to this Section 5 and (2) the estimated date (such date, the “Conversion Date”) of the consummation of the Conversion, which date shall be at least twenty (20) days after the date of such notice, and (ii) on the Conversion Date, a written certification, dated as of the Conversion Date, acknowledging the representations set forth in Section 6.
(c)    No fractional Conversion Units. No fractional Conversion Units shall be issued upon a Conversion. In lieu of any fractional Conversion Units to which the Lender would otherwise be entitled, the Borrower shall pay to the Lender in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional Conversion Unit.
6.    Lender’s Representations and Warranties. As of the date hereof and as of the Conversion Date, the Lender represents and warrants to the Borrower:
(a)    Investment Purpose. The Lender is acquiring this Note or the Conversion Units, as applicable, for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act. Such Lender does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute this Note or the Conversion Units, as applicable, in violation of applicable securities laws. As used herein, “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.
(b)    Accredited Investor Status. The Lender is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.
(c)    Reliance on Exemptions. The Lender understands that this Note or the Conversion Units, as applicable, are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Borrower is relying in part upon the truth and accuracy of, and such Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Lender set forth herein in order to determine the availability of such exemptions and the eligibility of such Lender to acquire this Note or the Conversion Units, as applicable.
(d)    Information. The Lender and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Borrower and information the Lender deemed material to making an informed investment decision regarding its purchase of this Note or the Conversion Units, as applicable, which have been requested by such Lender. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Borrower and its management. The Lender understands that its investment in this Note or the Conversion Units, as applicable, involves a high degree of risk. The Lender has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of this Note or the Conversion Units, as applicable.
(e)    Transfer or Resale. The Lender understands that: (i) this Note or the Conversion Units, as applicable, have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Lender shall have delivered to the Borrower an opinion of counsel, in a generally acceptable form, to the effect that this Note or the Conversion Units, as applicable, to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) such Lender provides the Borrower with reasonable assurances (in the form of seller and broker representation letters) that this Note or the Conversion Units, as applicable, can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of this Note or the Conversion Units, as applicable, made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of this Note or the Conversion Units, as applicable, under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.
(f)    Legends. The Lender agrees to the imprinting of a restrictive legend on the Conversion Units in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.
Certificates evidencing the Conversion Units shall not contain any legend (including the legend set forth above), (i) following any sale of such Conversion

Units pursuant to Rule 144, (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), or (iii) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, provided, that, in the case of sub-clause (iii), the Borrower has received a customary representation letter from such Lender, the form and substance of which shall be reasonably satisfactory to the Borrower. The Lender agrees that the removal of a restrictive legend from certificates representing Securities as set forth in this Section 6(f) is predicated upon the Borrower’s reliance that the Lender will sell any Conversion Units pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.
7.    Default. If (i) the Borrower fails to pay any amount due under this Note on the Maturity Date (such unpaid amount, the “Default Amount”) and (ii) the Lender fails to exercise the Conversion by or on the Maturity Date, such failure shall constitute an event of default under this Note (an “Event of Default”). If an Event of Default occurs and is continuing, interest shall accrue on the Default Amount at a rate of two percent (2%) per annum in excess of the interest payable on the outstanding Principal Amount pursuant to Section 1 hereof from the date that the Event of Default occurs through the date that the Default Amount and any unpaid interest thereon is paid in full. Such interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.
8.    Remedies. No delay or omission on part of the Lender in exercising any right hereunder shall operate as a waiver of any such right or of any other right of the Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.
9.    Loan Fee. The Borrower shall pay to the Lender a loan fee (the “Loan Fee”) of $35,000, which Loan Fee shall be deemed fully earned and due and payable upon the earlier to occur of (x) all amounts due under this Note are paid in full, (y) all amounts due under this Note are converted pursuant to Section 5 or (z) the Maturity Date.
10.    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.
11.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.
12.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time any interest rate applicable to the loan evidenced by this Note (the “Loan”), together with all fees, charges and other amounts which are treated as interest on the Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, any rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 12 shall be cumulated and credited to the principal balance of such Loan, and the provisions hereof shall immediately be reformed and the amounts thereafter decreased to the extent necessary to comply with the applicable usury laws, but so as to permit the recovery of the fullest amount otherwise due under this Note.
13.    Amendment; Waiver. Subject to Section 3(c), this Note may only be amended by a written instrument signed by both parties. No waiver of any provision of this Note shall be effective unless it is in writing and signed by the party waiving such provision. No waiver of any provision of this Note shall be construed as a waiver of any other provision or of the same provision on another occasion.
14.    Assignment. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).
15.    Entire Agreement. This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.
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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first above written.

ACCELSIUS HOLDINGS LLC

By:
Name:
Title:
Email:
Acknowledged and agreed as of the date first written above:

Joshua Claman
Email: